UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 19, 2015

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 20, 2015, Carrizo Oil & Gas, Inc. (the “Company”), certain of its subsidiaries which are guarantors under its public debt indentures, the Company’s wholly-owned subsidiary, Carrizo (Permian) LLC, and Wells Fargo Bank, National Association, as Trustee, entered into the Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture, and Nineteenth Supplemental Indenture. As a result of the Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, Carrizo (Permian) LLC has issued a full, unconditional and joint and several guarantee of $650.0 million of the Company’s 6.25% Senior Notes due 2023, $600.0 million of the Company’s 7.50% Senior Notes due 2020, and $4.4 million of the Company’s 4.375% Convertible Senior Notes due 2028, respectively. Carrizo (Permian) LLC also guarantees borrowings under the Company's senior secured revolving credit facility.
The foregoing description of the Seventeenth, Eighteenth and Nineteenth Supplemental Indentures is not complete and is qualified by reference to the complete documents, which are attached hereto as Exhibits 4.1, 4.2, and 4.3, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided under Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on Tuesday, May 19, 2015, at 9:00 a.m., Central time, in Houston, Texas. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as set forth below.
The following nominees for directors were elected to serve one-year terms:

Nominee	For	Withheld	Broker Non-Votes
S.P. Johnson IV	43,985,135	580,085	3,580,983
Steven A. Webster	35,666,419	8,898,801	3,580,983
Thomas L. Carter, Jr.	43,367,448	1,197,772	3,580,983
Robert F. Fulton	43,969,179	596,041	3,580,983
F. Gardner Parker	41,278,298	3,286,922	3,580,983
Roger A. Ramsey	44,073,414	491,806	3,580,983
Frank A. Wojtek	42,631,599	1,933,621	3,580,983
The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
41,252,085	3,211,317	101,818	3,580,983
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
48,105,137	32,220	8,846	—
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
*4.1	Seventeenth Supplemental Indenture dated May 20, 2015 among Carrizo Oil & Gas, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.
*4.2	Eighteenth Supplemental Indenture dated May 20, 2015 among Carrizo Oil & Gas, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.
*4.3	Nineteenth Supplemental Indenture dated May 20, 2015 among Carrizo Oil & Gas, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer
Date: May 22, 2015

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